Exhibit 99.1

COASTAL FINANCIAL CORPORATION

INVESTOR PRESENTATION

October 28, 2024

LEGAL INFORMATION AND DISCLAIMER

Important note regarding forward-looking statements:

Statements made in this presentation (or conveyed orally) which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding Coastal Financial Corporation's ("Coastal") plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as "believe," "expect," "anticipate," "plan," "estimate," "should," "intend," "target," "outlook," "project," "guidance," "forecast," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company's most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

If one or more events related to these or other risks or uncertainties materialize, or if Coastal's underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Trademarks:

All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners.

Presentation:

Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding.

Non-GAAP Measures:

This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and net interest margin. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net interest income net of BaaS loan expense divided by average earning assets is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income. Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest margin.

This presentation includes non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. Pre-tax, pre-provision net revenue ("PPNR") is presented to illustrate the impact of provision for income tax, provision for credit losses, BaaS credit and fraud indemnification income and BaaS loan expense have on net income. The most directly comparable GAAP measure is net income. Core expenses is presented to illustrate the impact of BaaS loan expense and BaaS fraud expenses have on noninterest expense. The most directly comparable GAAP measure is noninterest expense. Core net revenue is presented to illustrate the impact of BaaS credit enhancements, BaaS fraud enhancements and BaaS loan expense have on revenue. The most directly comparable GAAP measure is revenue.

THIRD QUARTER 2024 HIGHLIGHTS

Net deposit growth in both operating segments

Credit performance as expected, CCBX remains 98.7% indemnified

---

Revenue growth of 11.8% vs. previous quarter
Core net revenue[1] growth of 6.7% vs. previous quarter

Active CCBX pipeline and new products with existing partners

Solid balance sheet and liquidity position, building capital and credit reserves

---

Retaining our portion of fee income on sold credit card loans

Note: Data as of the three months ended September 30, 2024 unless otherwise indicated
[1]Core net revenue is a non-GAAP measure which includes net interest income and noninterest income, adjusted for BaaS credit enhancement, BaaS fraud enhancement and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

THIRD QUARTER 2024 FINANCIAL SUMMARY

EPS

- Diluted EPS of $0.97, up 15.3% over LQ driven by stronger net interest and noninterest income
- Higher diluted EPS 29.6% compared to PYQ; driven by higher net interest income
- ROA of 1.34% in quarter ended September 30, 2024, up from 1.21% LQ, and compared to 1.13% in PYQ

Net Income & Core PPNR

- Net income of $13.5 million, up 16.0% over LQ, and 31.0% versus PYQ
  - Core PPNR[1] of $16.5 million, stable compared to LQ, up 15.0% versus PYQ
- Revenue of $152.3 million, up 11.8% LQ
  - Total core net revenue[2] of $47.5 million, up 6.7% LQ
- Noninterest expense growth of 11.6% compared to LQ
  - Core expense[3] growth of 10.6% compared to LQ

Loan Growth

- Total loans, net of deferred fees increased $92.4 million, or 2.8%, to $3.42 billion for the quarter ended September 30, 2024, compared to $3.33 billion as of June 30, 2024.
- CCBX loans sales of $423.7 million, compared to $155.2 million LQ

Deposit Growth

- Deposits increased $83.8 million, or 2.4%, to $3.63 billion during the quarter ended September 30, 2024, compared to $3.54 billion LQ
- To provide FDIC deposit insurance coverage and peace of mind to larger deposit customers, our deposits include $384.3 million in fully insured IntraFi network interest bearing demand and money market deposits as of September 30, 2024.

Capital

- Tangible book value[4] grew 4.1% from LQ and 14.6% versus PYQ to $24.51 per share
- Bank Common Equity Tier 1 ratio grew to 10.36%, Bank Total Risk-based stable at 11.65%

Note: Data as of the three months ended September 30, 2024 unless otherwise indicated. "LQ" refers to quarter ending June 30, 2024, "PYQ" refers to quarter ended September 30, 2023.

[1] Pre-tax,pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnifications and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to net income. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

[2] Core net revenue includes net interest income and noninterest income, adjusted for BaaS credit enhancement and BaaS fraud enhancement and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

[3] Core expense includes noninterest expense, adjusted for BaaS loan and BaaS fraud expense associated with the CCBX operating segment. This produces a figure which can be compared to noninterest expense. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

[4] Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders' equity to total assets as of the date indicated.

THIRD QUARTER 2024 GAAP RESULTS

(Dollars in thousands, except per share data)	As of and for the Quarter Ended				
	3Q2024	2Q2024	1Q 2024	4Q2023	3Q2023
Net interest income	$ 72,187	$ 66,237	$ 60,936	$ 59,657	$ 62,229
Total noninterest income	80,068	69,918	86,955	64,694	34,579
Total Revenue	**152,255**	**136,155**	**147,891**	**124,351**	**96,808**
Provision for credit losses	**70,257**	**62,325**	**83,158**	**60,789**	**27,253**
Total noninterest expense	**65,616**	**58,809**	**56,018**	**51,703**	**56,501**
Income before income tax	16,382	15,021	8,715	11,859	13,054
Provision for income taxes	2,926	3,425	1,915	2,847	2,784
Net Income	**$ 13,456**	**11,596**	**6,800**	**9,012**	**10,270**
Earnings per share – diluted [1]	0.97	0.84	0.50	0.66	0.75
Core net revenue [2]	$ 47,451	$ 44,469	$ 42,323	$ 40,813	$ 45,029
Balance Sheet Data:					
Loans ex. LHFS	$ 3,418,832	$ 3,326,460	$ 3,199,554	$ 3,026,092	$ 2,967,035
Allowance for loan losses	(170,263)	(147,914)	(139,258)	(116,958)	(101,085)
All other assets	817,252	783,000	804,962	844,232	812,315
Total assets	**4,065,821**	**3,961,546**	**3,865,258**	**3,753,366**	**3,678,265**
Total deposits	3,627,288	3,543,432	3,462,979	3,360,363	3,289,700
Total borrowings	47,847	47,810	47,771	47,734	47,695
All other liabilities	58,756	53,611	50,799	50,291	56,420
Total liabilities	**3,733,891**	**3,644,853**	**3,561,549**	**3,458,388**	**3,393,815**
Total shareholders' equity	**$ 331,930**	**$ 316,693**	**$ 303,709**	**$ 294,978**	**$ 284,450**
Net Interest Margin	**7.41%**	**7.13%**	**6.78%**	**6.61%**	**7.10%**
Return on Average Assets	**1.34%**	**1.21%**	**0.73%**	**0.97%**	**1.13%**
Efficiency Ratio	**43.10%**	**43.19%**	**37.88%**	**41.58%**	**58.36%**

(1) Share and per share-diluted amounts are based on total actual or average common shares outstanding, as applicable.
(2) Core net revenue includes net interest income and noninterest income, adjusted for indemnification income and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

SOLID BALANCE SHEET


Cash Reserves
(in millions)
$1,500.0
$1,250.0
$1,000.0
$750.0
$500.0
$250.0
$—
$1,256.0
$65.7
$484.0
$706.3
TOTAL CASH RESERVES
Borrowings Immediately Available
Cash and Cash Equivalents
Uninsured Cash Reserves Controlled by Bank

CAPITAL AND LIQUIDITY RATIOS

	As of September 30, 2024
Tier 1 leverage capital[1]	9.29 %
Common equity Tier 1 risk-based capital[1]	10.36 %
Tier 1 risk-based capital[1]	10.36 %
Total risk-based capital[1]	11.65 %
Cash as a % of total assets	13.0 %
Loan to Deposit Ratio	94.5 %

CASH & BORROWINGS

- Combined $1.19 billion cash and immediate borrowing capacity
- Represents 31.4% of total deposits at September 30, 2024
- Exceeds $542.2 million in uninsured deposits as of September 30, 2024
- Uninsured deposits include $75.9 million in CCBX cash reserves that are controlled by the Bank

[1] Capital ratios presented are for Bank.
Note: Data as of three months ended September 30, 2024 unless otherwise indicated

LIABILITY-SENSITIVE BALANCE SHEET

Loan Repricing



55%
44%
45%
Three months or less
September 30, 2023
June 30, 2024
September 30, 2024

Liability Repricing



69%
73%
71%
Three months or less
September 30, 2023
June 30, 2024
September 30, 2024

Bank is well positioned for rate changes

- Liability sensitive balance sheet
- 45% of our assets reprice within 3 months as of September 30, 2024
- 71% of our liabilities reprice within 3 months as of September 30, 2024

Community Bank:

- 23% of community bank loans reprice within 3 months as of September 30, 2024
  - 2.56 years weighted average reprice
- 34% of community bank deposits are noninterest bearing
- Estimated that 16% of the community bank deposits may reprice within 3 months as of September 30, 2024 based on current interest rate composition of community bank deposits

CCBX:

- 72% of CCBX loans reprice within 3 months as of September 30, 2024
- 93% of CCBX deposits reprice within 3 months as of September 30, 2024

Loan Strategy:

- shorter term loans
- interest rate swaps
- variable rate loans

Deposit Strategy:

- Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits)
- CCBX deposit costs - deposits are tied to the Fed Funds rate

Note: Data as of and for the quarter ended September 30, 2024 unless otherwise indicated.

LONG-TERM STRATEGIC VERTICALS

COASTAL

The Community Bank "CCB"

- **Best-in-class community bank** that offers lending and deposit products to commercial customers
- Community bank loan portfolio consists **primarily of CRE loans, Construction loans, Land and Land Development loans, and C&I loans - $1.68 billion, or 88.1%** of community bank loans
- Attractive funding mix with **total balance of $1.52 billion,** with **74.5% core deposits[(1)] and cost of deposits of 1.92%**
- Conservative credit culture with strong **Net Charge-off to average loans performance: 0.03% YTD[(2)]**

Provide Banking as a Service (BaaS) "CCBX"

- **Provides Banking as a Service (BaaS)** to broker dealers and digital financial services providers
- 22 **partner**s in various stages; **Robust sourcing capabilities, thorough due diligence and refining criteria** of potential partner relationships
- **Strategy of focusing on larger partners, experienced** management teams, **existing** customer bases and **strong** financial positions.
- **Exceptional growth in BaaS program fee income[(3)]** of 45.6% YoY
- **Retain our portion of transaction fee income** on sold credit card balances. This provides an on-going and passive revenue stream with no on balance sheet risk
- **Strong deposit generation platform** with total balance of **$2.10 billion** (20.1% growth YoY), and excludes **$214.5 million** transferred off the balance sheet for additional FDIC insurance coverage
- **28.7%** loan growth YoY, **$1.52 billion in total loans receivable,** with credit enhancements (on 98.7% of total CCBX loans) and fraud enhancements (on 100% of total CCBX loans)

Note: Data as of three months ended September 30, 2024 unless otherwise indicated
(1) Core deposits are all deposits excluding brokered and time deposits.
(2) Community bank only.
(3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

COMPLIANCE AND RISK INVESTMENTS DESIGNED TO SUPPORT FUTURE GROWTH

Company-wide focus on compliance and risk procedures, processes and capabilities

People

- 29% of our staff are risk personnel: Risk Management, Compliance, BSA, Internal Audit, CCBX Risk & Compliance
- Significantly increased our risk personnel as we have grown CCBX
- Hired and continue to hire experienced and talented risk personnel
- Develop risk personnel by supporting the attainment of professional designations/certifications
- Co-sourced resources peaked at June 30, 2024 due to projects and has returned to a more normal level
- This flexible co-sourcing arrangement allows us to deploy resources as needed for growth, to explore new product offerings, changes in volume, etc.

Systems/Automation/Technology

- Use industry leading software and systems
- Focused on the effectiveness and efficiency of our risk systems and processes
- Continued investment in technology to build and enhance the BaaS infrastructure, increase automation, enhance operational efficiency and productivity requires significant upfront expense
- Use outsourcing where it make sense and is cost effective without compromising data/privacy/effectiveness
- Employ experts/consultants to evaluate our processes and to develop new and better processes



4
4
4
4
5
5
9
11
12
14
19
43
64
69
80
92
110
116
150
176
210
228
211
211
258
218
Q2 - 2018
Q3 - 2018
Q4 - 2018
Q1 - 2019
Q2 - 2019
Q3 - 2019
Q4 - 2019
Q1 - 2020
Q2 - 2020
Q3 - 2020
Q4 - 2020
Q1 - 2021
Q2 - 2021
Q3 - 2021
Q4 - 2021
Q1 - 2022
Q2 - 2022
Q3 - 2022
Q4 - 2022
Q1 - 2023
Q2 - 2023
Q3 - 2023
Q4 - 2023
Q1 - 2024
Q2 - 2024
Q3 - 2024
Risk Management
Compliance
BSA
Internal Audit
CCBX Risk
Co-sourced BSA Resources (1)

(1) Co-sourced through national consulting firm to supplement our BSA resources beginning with the quarter ended December 31, 2022.

SEGMENT UPDATES: CCBX & COMMUNITY BANK

CCBX PARTNER ACTIVITY

Business Overview

CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services

19 active partners with 3 more currently in the testing or signed LOI stage as of September 30, 2024:

- Robust sourcing capabilities and intensive due diligence process
- Our strategy for new CCBX partnerships is to focus on larger, more established partners, with experienced management teams, existing customer bases and strong financial positions. This strategy will likely yield fewer, but larger, CCBX partnerships moving forward.
- We continue to monitor and actively manage the CCBX loan portfolio, and will continue to sell CCBX loans in the coming months as we work to strengthen the balance sheet by optimizing our CCBX portfolio through higher quality loan originations, loan sales, new products and build on our existing relationships.
- We expect net interest margin will expand slightly as interest rate sensitive deposits reprice faster than CCBX loans reprice
- We will continue to work to grow the portfolio with loans that are subject to increased underwriting standards.

Fee-based business model primarily driven by:

- Servicing, expense recovery and other BaaS fees
- Interchange and transaction fees

CCBX Partner Activity



22
1
1
1
1
18
21
1
1
19
22
1
1
1
19
September 30, 2023
June 30, 2024
September 30, 2024
Wind down - active but preparing to exit relationship
Signed letters of intent
Implementation / onboarding
Friends and family / testing
Active

Note: Data as of and for the quarter ended September 30, 2024, unless otherwise indicated

Banking as a Service – "BaaS" Partners

	Partners	Short Term Lending	Credit Cards	Checking	Savings	Investing	HSA/FSA
	brigit	✓					
	LENDINGPOINT	✓					
	Remitly	✓					
	carta	✓					
	FINSTRO	✓	✓				
	Possible	✓	✓				
	seen	✓	✓				
	pomelo		✓				
	PROSPER		✓				
	Aven		✓				
Robinhood	X1		✓				
	bluevine		✓	✓			
Walmart	one	✓		✓	✓		
	MISSION			✓	✓		
	EVERGREEN			✓	✓	✓	
	GREENWOOD			✓	✓	✓	
PROGRESSIVE	LEVEL20			✓			
	till			✓	✓		
	Kikoff		✓	✓			
	Albert				✓		
incomm payments	zenda						✓

CCBX REVENUE GROWTH

Revenue Growth

- **BaaS Fees includes $72.2 million in credit enhancement revenue and fraud enhancement revenue** for the three months ended September 30, 2024, compared to $62.6 million for the three months ended June 30, 2024 and $28.8 million for the three months ended September 30, 2023.

- **Reimbursement for any partner credit enhancement and fraud loss** provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner's customer loan and deposit accounts and is recognized in noninterest expense. BaaS fraud loss expense increased $300,000 for the three months ended September 30, 2024 compared to the three months ended June 30, 2024 and decreased $766,000 compared to the three months ended September 30, 2023.

- **BaaS Program Fee Income** includes servicing and other BaaS fees, transaction fees, interchange and reimbursement of expenses and excludes BaaS credit enhancements and BaaS fraud enhancements. **BaaS Program Fee** Income for the three months ended September 30, 2024 **grew 46.2%** compared to the three months ended September 30, 2023.

- **We expect transaction and interchange fees to increase** and servicing and other BaaS fees to decrease and as partner activity grows and contracted minimum fees are replaced with recurring fees which exceed those minimum fees.

Note: Data as of and for the quarter ended September 30, 2024, unless otherwise indicated

BaaS Program Fee Income



As of and for the three month period indicated
(Dollars in thousands)
$4,401
$4,369
$4,825
$6,096
$6,436
September 30, 2023
December 31, 2023
March 31, 2024
June 30, 2024
September 30, 2024

GROWTH IN CCBX ACTIVITY BASED INCOME

CCBX TRANSACTION AND INTERCHANGE INCOME

(Dollars in thousands)


$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
57.6% growth over prior year quarter
$2,252
$1,216
$1,036
3Q2023
$2,278
$1,272
$1,006
4Q2023
$2,661
$1,539
$1,122
1Q2024
$2,933
$1,624
$1,309
2Q2024
$3,549
$1,853
$1,696
3Q2024
Transaction income
Interchange income

CCBX LOANS AND DEPOSITS

CCBX Loans

(Dollars in billions)


$1.18
$1.41
$1.52
September 30, 2023
June 30, 2024
September 30, 2024
Other consumer loans
Residential RE secured credit cards
Commercial and industrial loans
Credit cards

CCBX Deposits

(Dollars in billions)


$1.75
$2.06
$2.10
September 30, 2023
June 30, 2024
September 30, 2024
Other deposits
Interest bearing
Demand, noninterest bearing

Partner loan origination diversifies loan portfolio

- Continue to sell loans as part of our strategy to balance credit risk, manage partner and lending limits, protect capital levels and move credit card balances to an off balance sheet fee generating model
- As of September 30, 2024, CCBX gross loans increased $106.9 million, or 7.6%, compared to June 30, 2024, and increased $338.9 million or 28.7%, compared to September 30, 2023
- Sold $423.7 million in CCBX loans during the quarter ended September 30, 2024

Growing platform for deposit generation

- CCBX deposit growth of $48.3 million, or 2.3%, as of September 30, 2024, compared to June 30, 2024, and growth of $352.5 million, or 20.1%, compared to September 30, 2023
- CCBX deposits are net of an additional $214.5 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage as of September 30, 2024
- CCBX noninterest bearing deposits of $60.7 million as of September 30, 2024
- 98% of CCBX deposits are core deposits[1]

Note: Data as of and for the quarter ended September 30, 2024, unless otherwise indicated
[1] Core deposits are all deposits excluding time deposits and brokered deposits

COMMUNITY BANK LOANS AND DEPOSITS

Community Bank Loans

(Dollars in billions)



$1.79
$1.92
$1.90
September 30, 2023
June 30, 2024
September 30, 2024
Other consumer loans
Commercial real estate loans
Residential real estate loans
Construction, land and land development loans
Commercial and industrial loans

- Community Bank loans increased $112.7 million, or 6.3%, compared to the quarter ended September 30, 2023
- Conservative credit culture with strong community bank Net Charge-off to average loans performance: 0.03% YTD
- Community bank loan portfolio consists primarily of CRE loans, Construction loans, Land and Land Development loans, and C&I loans - $1.68 billion, or 88.1% of community bank loans

Community Bank Deposits

(Dollars in billions)



$1.54
$1.49
$1.52
September 30, 2023
June 30, 2024
September 30, 2024
Time deposits
Interest bearing
Demand, noninterest bearing

- Community bank deposits increased $35.6 million, or 2.4%, during the three months ended September 30, 2024 to $1.52 billion
- Second consecutive quarter of growth after allowing higher rate balances to run-off earlier in the year.
- Includes noninterest bearing deposits of $518.8 million, or 34.1% of total community bank deposits
- Cost of deposits of 1.92%, which compared to 1.77% for the quarter ended June 30, 2024.

Note: Data as of and for the quarter ended September 30, 2024, unless otherwise indicated
[(1)] Core deposits are all deposits excluding time deposits and brokered deposits

SEGMENT OVERVIEW - Community Bank and CCBX (for the three months ended)

Average Cost of Deposits



(annualized)
7.50%
5.00%
2.50%
—%
4.80%
4.92%
4.82%
3.14%
3.58%
3.59%
1.31%
1.77%
1.92%
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX
Consolidated

Average Yield - Loans Receivable



(annualized)
20.00%
15.00%
10.00%
5.00%
—%
17.05%
17.77%
17.35%
10.84%
11.23%
11.43%
6.20%
6.52%
6.64%
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX - Gross (1)
Consolidated

Yield

Community Bank & CCBX -GAAP: Average Yield on Loans Receivable
CCBX - Net: Net BaaS Loan Income /Average CCBX Loans



20.00%
15.00%
10.00%
5.00%
—%
17.05%
17.77%
17.35%
10.08%
9.19%
8.99%
6.20%
6.52%
6.64%
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX - Gross GAAP
CCBX - Net (2)

Net Interest Margin

Community Bank & CCBX - GAAP: Net interest Income/Average Earning Assets
CCBX - Net: Net Interest Income, less BaaS Loan Expense/Average Earning Assets



12.50%
10.00%
7.50%
5.00%
2.50%
—%
9.66%
9.05%
9.64%
4.36%
3.91%
3.97%
4.24%
3.12%
3.31%
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX - Gross GAAP
CCBX - Net (3)

(1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company's community bank loans.

(2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

(3) Net interest margin, net of BaaS loan expense represents CCBX net interest income less BaaS loan expense divided by average earning assets. This produces a ratio that can be compared to net interest margin of the community bank. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

SEGMENT OVERVIEW - Credit Quality

Allowance for Loan Losses to Total Loans



10.00%
8.75%
7.50%
6.25%
5.00%
3.75%
2.50%
1.25%
—%
6.75%
8.97%
9.87%
3.41%
4.45%
4.98%
1.19%
1.10%
1.06%
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX
Consolidated

CCBX partner agreements provide for a credit enhancement[1] that covers the net-charge-offs on CCBX loans and negative deposit accounts

CCBX partners were responsible for and reimbursed the Company for 97.8% of the $48.8 million in net charge-offs for CCBX loans for the quarter ended September 30, 2024

Funding for losses:
(1) Cash reserve accounts[2] that are pledged by partners and held at the Bank from which losses can be collected from that is then replenished by the partner on a regular interval; or
(2) Alternative funding plans may be implemented to better align with the partner's specific situation

(1) Except in accordance with the program agreement for one partner where the Company was responsible for credit losses on approximately 5% of a $400.8 million loan portfolio. At September 30, 2024, 5% of this portfolio represented $19.8 million in loans. Previous to April 1, 2024 the Company was responsible for 10% of the losses on this portfolio..

(2) $75.9 million in CCBX cash reserves that are controlled by the Bank at September 30, 2024 and are designated for partner loan losses.

COASTAL WORLD

Opportunity and Potential

Coastal World is an immersive 3D web platform that promotes, educates, and informs visitors about digital banking solutions that best fit their lifestyle, values, or specific financial situations through a fun and engaging online experience.

Engagement

- The next generation of banking customers are comfortable with engaging online with 4.8 billion world wide social media users.
- They are willing to spend their time and money online.

Conversion

As the "Digital Evolver" visits the experience, we will gather valuable demographic information to inform targeted marketing and create custom conversion funnels to acquire new partner customers.



COASTAL
WORLD
www.coastalworld.com

2024 Statistics

- 95,000 visits
- 58% male visitors
- 42% female visitors
- 5,200 unique email addresses collected since launch
- 5:42 min average time on site; compared to 54 second industry standard
- $0 spent on advertising

Visitor Interests

1. Saving - 12,000
2. Environment - 9,500
3. Family Finance - 4,200
4. Business Finance - 3,700
5. Smart Spending - 3,700
6. Health & Wellness - 3,200
7. Budgeting - 2,100
8. Giving Back - 1,800
9. Building Credit - 1,600

Partner Site Referrals

1. Robinhood – 851
2. One – 795
3. LendingPoint – 383
4. Mission – 347
5. Kikoff – 344
6. Bluevine – 342
7. Possible – 294
8. Prosper – 278
9. Brigit - 253
10. Zenda - 250
11. Till - 242

APPENDIX

COASTAL OVERVIEW

Dedication to Community Banking

Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region.

Offers traditional lending and deposit products to commercial and retail customers

- Lending products: Commercial real estate, Small Business Administration ("SBA"), business lines of credit and term, residential mortgage, and credit card and other consumer loans
- Deposit products: Checking, savings, money market, CDs & IRAs

Provides business services such as treasury management, remote deposit capture, credit card processing and Z-suite sub-accounting technology.

CCB's Core Markets

Largest bank by deposit market share in Snohomish County [1]

- Headquartered in Everett, Washington - the largest city in and county seat of Snohomish County

Institution name	Market Share
Coastal Community Bank	17.46 %
Bank of America, National Association	16.48 %
JP Morgan Chase Bank, National Association	16.04 %
Wells Fargo, National Association	9.37 %
US Bank, National Association	8.29 %

14 full-service banking locations

- 12 in Snohomish County
- 1 in Island County
- 1 in King County

Notable Employers

BOEING
PROVIDENCE Health & Services
Naval Station Everett
Department of the Navy
Costco Wholesale
Amazon
Starbucks Coffee
Microsoft
Tulalip Resort Casino

Accolades and Recognitions

Everett Herald Readers Choice "Best Bank" "Best Mortgage" "Best Place to Work" 2023

"Fastest Growing Mid-Market Company in the Northwest" Puget Sound Business Journal 2023

Stanwood & Camano News "Best Bank" 2013 - 2024

Piper Sandler "Bank and Thrift Sm-All Stars" 2019 -2023

Raymond James "Community Bankers Cup Award" 2019-2023

"Corporate Citizenship" Puget Sound Business Journal 2022-2023

"Corporate Philanthropist" Puget Sound Business Journal 2023-2024

Hovde Group "Hovde's High Performers" 2022 - 2024

(1) FDIC Summary of Deposits June 30, 2024.
Note: Data as of September 30, 2024 unless otherwise indicated

ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") INITIATIVES

ESG

For Coastal, ESG is a complex initiative across the whole organization. Addressing the issue of the approximately 5.9 million unbanked households[1] in the United States cannot be tackled with merely adding products or providing diversity, equity and inclusion training. Nor can real environmental impact happen through mere board level policies and simply changing our investment portfolio. We are choosing to tackle our ESG initiatives throughout our company with meaningful actions and collaboration.

CCBX – Working with our CCBX partners allows us to provide a broader range of services to different demographics through their offerings. Developing the kind of unique offerings to specific under-served or under-banked populations would be difficult for a bank our size, but by partnering with third-party fintech partners like Brigit, Greenwood and One we are able to use our banking charter to support this effort in a much broader scope.

Coastal Community Bank – Our community bank has always had close ties to the communities we serve with our employees actively volunteering in those communities, and we have been recognized as a corporate philanthropist by the Puget Sound Business Journal. We are now evolving to offer affiliated products through our third-party fintech partners that are more inclusive and meet their needs of a broader range of consumers. Once again, our scope and reach is multiplied by collaborating with our third-party fintech partners to offer inclusive products.

Social Responsibility

Financial Inclusion

We see financial inclusion as **providing access to useful and affordable financial products and services to meet the needs of the under-served**. However, overcoming a widespread distrust of banks, lack of financial education, and barriers to entry are all part of the process to bring the underserved in our communities the financial products and services they need to thrive.

We are actively working to address:

- **Accessibility to services**
- **Needs-based solutions**
- **Education**

In collaboration with the **Cities for Financial Empowerment** and the **Bank On** national platform, this past year, a Coastal team worked to develop the **Access checking product** to support the financial stability of **unbanked and underbanked** residents in our communities by providing a safe, affordable and functional product. In January 2023, our Access checking product passed product certification and met the National Account Standards and was launched with the official **Bank On certification**.

Environmental Responsibility

Climate Change

Coastal is approaching our responsibility in many ways from **understanding our carbon footprint and identifying potential offsets, reductions and to developing strong partnerships with ESG focused fintechs.**

In January 2023 we **completed a Sustainable Impact Survey** to understand our GHG impact and ways we can offset it. Working with our partners, we are exploring ways to develop customer facing-solutions that enable climate action and are able to participate in developing and implementing meaningful changes to help turn the tide on climate change, doing our part to help transition to a net-zero economy.

Additionally, we have and will continue to consider climate change and **its impact on our loan portfolio and customers.**

(1) Source: 2021 National Survey of Unbanked and Underbanked Households by the Federal Deposit Insurance Corporation (FDIC) in November 2022.

LOAN COMPOSITION

Consolidated Commercial & Industrial ("C&I") Portfolio

- $292.6 million total C&I loans
  - $103.9 million in capital call lines
  - $184.2 million in other C&I loans
  - $2.5 million in PPP Small Business Administration ("SBA") C&I loans
  - $2.0 million in other SBA C&I loans

Consolidated Commercial Real Estate ("CRE") Portfolio

- $1.53 billion total CRE & Construction, Land and Land Development loans
  - $102.7 million of SBA 504 loans in portfolio
  - 209% regulatory aggregate CRE to total risk-based capital(1)

Consolidated 1-4 Family Real Estate Portfolio

- $477.9 million total 1-4 family loans
  - $6.2 million purchased from financial institutions and were individually re-underwritten
  - $265.4 million in CCBX loans, 100% of CCBX 1-4 family real estate loans have credit enhancement

Consumer Loans

- Total $1.13 billion
  - $1.12 billion in CCBX loans, 98.2% of total CCBX consumer loans have credit enhancements
    - Credit cards, consumer term loans & lines of credit

Consolidated Loan Composition



Investor Real Estate 32.9%
CRE - Non-Owner Occupied 16.8%
CRE - Owner Occupied 11.7%
Owner Operated Businesses 20.2%
C&I 8.5%
Multifamily 11.3%
Construction and Land Development 4.8%
1-4 Family 13.9%
Consumer and other 33.0%

Community Bank Loan Concentrations by County



Island 2.4%
Spokane 3.4%
Skagit 4.5%
Whatcom 5.1%
Other WA Counties 6.3%
Pierce 6.4%
Out of State 11.4%
Snohomish 32.1%
King 28.4%

(1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of September 30, 2024.

Note: Data as of and for the quarter ended September 30, 2024, unless otherwise indicated.

CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

CCBX Loan Portfolio Information
September 30, 2024

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX loans receivable	Available Commitments (1)	Maximum Portfolio Size	Number of Accounts	Average Loans Size	Cash Reserve/ Pledge Account Amount (2)
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 103,924	6.8 %	$ 504,561	$ 350,000	136	$ 764.1	$ —
All other commercial & industrial loans	Business - Small Business	36,494	2.4	16,922	285,153	3,117	11.7	675
Real estate loans:								
Home equity lines of credit (3)	Home Equity - Secured Credit Cards	265,402	17.5	472,385	375,000	10,742	24.7	35,597
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	180		—				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	633,511		1,055,684				37,065
Credit cards - total		633,691	41.6	1,055,684	807,263	369,404	—	37,065
Installment loans - cash secured	Consumer	129,138		7,112				—
Installment loans - unsecured	Consumer	342,675		—				2,222
Installment loans - total		471,813	31.0	7,112	1,630,027	513,897	0.9	2,222
Other consumer and other loans	Consumer - Secured Credit Builder & Unsecured consumer	10,415	0.7	—	7,557	366,392	—	383
Gross CCBX loans receivable		1,521,739	100.0 %	$ 2,056,664	$ 3,455,000	1,263,688	$ 1.2	$ 75,942
Net deferred origination fees		(447)						
Loans receivable		$ 1,521,292						

(1) Remaining commitment available, net of outstanding balance.
(2) Balances are as of October 4, 2024
(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.

98.7% of total CCBX loans are covered by credit enhancements

DEPOSIT COMPOSITION

Emphasis on core deposits has helped generate an attractive funding mix

- Core deposits are all deposits excluding time deposits and brokered deposits
- Core deposits were 93.3% of total loans as of September 30, 2024
- Core deposits were 88.0% of total deposits as of September 30, 2024
- Noninterest bearing deposits of $579.4 million as of September 30, 2024
  - Community bank noninterest bearing deposits of $518.8 million, or 34.1% of community bank deposits
  - CCBX noninterest bearing deposits of $60.7 million, or 2.9% of CCBX deposits as of September 30, 2024
- $384.3 million in fully insured IntraFi network deposits as of September 30, 2024, compared to $352.3 million as of June 30, 2024.
- 85.1% of total deposits are FDIC insured
- CCBX deposits are net of an additional $214.5 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage
- Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed.

Deposit Composition



Core Deposits 88.0%
Savings 1.9%
Time deposits < $100K 0.2%
Time deposits > $100K 0.2%
Other deposits 11.6%
Demand, noninterest bearing 16.0%
Interest bearing demand and money market 70.1%

Note: Data as of and for the quarter ended September 30, 2024 unless otherwise indicated.

DEPOSIT COSTS

- Cost of total deposits was 3.59% for the quarter ended September 30, 2024 compared to 3.58% for the quarter ended June 30, 2024, and 3.14% for the quarter ended September 30, 2023


(annualized)
5.00%
4.00%
3.00%
2.00%
1.00%
—%
3.14%
3.58%
3.59%
September 30, 2023
June 30, 2024
September 30, 2024
Consolidated

  - Cost of deposits for the community bank and CCBX were 1.92% and 4.82%, respectively, for the quarter ended September 30, 2024
- Deposit costs were fairly flat from last quarter
- We continue to focus on managing our deposits to hold down deposit costs when possible - the recent decrease in the Fed funds rate is expected to lower cost of deposits in future periods
- Two consecutive quarters of growth in community bank deposits after letting some of our higher rate deposits run-off; additional exception price tactics were added to this strategy at the end of the first quarter of 2024 to retain some higher-cost and more effectively compete in the market.
  - Community bank deposits increased $35.6 million, or 2.4%, to $1.52 billion while still keeping deposits costs down

Note: Data as of and for the quarter ended September 30, 2024 unless otherwise indicated.

CFC LOAN AND DEPOSIT GROWTH



Total Loans Receivable
(Dollars in billions)
$2.96
$1.18
$1.78
$3.32
$1.41
$1.91
$3.42
$1.52
$1.90
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX



Total Deposits
(Dollars in billions)
$3.29
$1.75
$1.54
$3.55
$2.06
$1.49
$3.62
$2.10
$1.52
September 30, 2023
June 30, 2024
September 30, 2024
Community Bank
CCBX

Loans increased $92.4 million or 2.8% from June 30, 2024

$423.7 million in CCBX loans sold during the three months ended September 30, 2024

Additional CCBX loan sales expected as we continue to optimize our CCBX portfolio, manage credit quality, portfolio limits and partner limits

CCBX Deposit Growth of $48.3 million* or 2.3% from June 30, 2024

Cost of Deposits 3.59% for the Quarter Ended September 30, 2024

*Does not include $214.5 million in CCBX deposits as of September 30, 2024, that were transferred off the balance sheet for additional FDIC insurance coverage

Note: Data as of and for the quarter ended September 30, 2024, unless otherwise indicated

ASSET QUALITY

NPAs / Total Assets


1.52%
1.11%
0.26%
0.19%
0.09%
0.04%
0.07%
1.06%(1)
1.43%(1)
1.18%(1)
1.34%(1)
2015
2016
2017
2018
2019
2020
2021
2022
2023
3Q2023
3Q2024

NPLs / Loans Receivable


0.54%
0.27%
0.32%
0.24%
0.11%
0.05%
0.10%
1.26%(1)
1.78%(1)
1.47%(1)
1.60%(1)
2015
2016
2017
2018
2019
2020
2021
2022
2023
3Q2023
3Q2024

(1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. CCBX loans represent 1.32% and 1.57% for NPAs/Total Assets and NPLs/Loans Receivable, respectively as of September 30, 2024.

CFC SELECTED YEAR-END FINANCIALS

(Dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2023	2022	2021	2020	2019
Statement of Income Data:					
Total interest income	$ 330,371	$ 192,170	$ 83,083	$ 63,038	$ 48,587
Total interest expense	91,644	20,395	3,646	5,652	6,576
Provision for credit losses	183,992	79,064	9,915	8,308	2,544
Net interest income after provision for credit losses	54,786	92,711	69,522	49,078	39,467
Total noninterest income	207,175	124,684	28,118	8,182	8,258
Total noninterest expense	204,777	166,774	63,263	38,119	31,063
Provision for income taxes	12,554	9,996	7,372	3,995	3,461
Net income	44,579	40,625	27,005	15,146	13,201
Balance Sheet Data:					
Cash and cash equivalents	$ 483,128	$ 342,139	$ 813,161	$ 163,117	$ 127,814
Investment securities	150,364	98,353	36,623	23,247	32,710
Loans	3,026,092	2,627,256	1,742,735	1,547,138	939,103
Allowance for loan losses	(116,958)	(74,029)	(28,632)	(19,262)	(11,470)
Total assets	3,753,366	3,144,467	2,635,517	1,766,122	1,128,526
Interest-bearing deposits	2,735,161	2,042,509	1,007,879	829,046	596,716
Noninterest-bearing deposits	625,202	775,012	1,355,908	592,261	371,243
Total deposits	3,360,363	2,817,521	2,363,787	1,421,307	967,959
Total borrowings	47,734	47,587	52,873	192,292	23,562
Total shareholders' equity	294,978	243,494	201,222	140,217	124,173
Share and Per Share Data: [1]					
Shares outstanding at end of period	13,304,339	13,161,147	12,875,315	11,954,327	11,913,885
Weighted average common shares outstanding–diluted	13,676,513	13,603,978	12,701,464	12,209,371	12,196,120
Book value per share	$ 22.17	$ 18.50	$ 15.63	$ 11.73	$ 10.42
Tangible book value per share [2]	22.17	18.50	15.63	11.73	10.42
Earnings per share – basic	3.36	3.14	2.25	1.27	1.11
Earnings per share – diluted	3.27	3.01	2.16	1.24	1.08
Performance Ratios:					
Return on average assets	1.28%	1.38%	1.24%	0.98%	1.28%
Return on average shareholders' equity	16.41%	18.24%	17.24%	11.44%	11.29%
Credit Quality Ratios:					
Nonaccrual loans to total loans	0.24%	0.27%	0.01%	0.05%	0.11%
Nonperforming assets to total assets	1.43%	1.06%	0.07%	0.04%	0.09%
Nonperforming assets to total loans and OREO	1.78%	1.26%	0.10%	0.05%	0.11%
Nonperforming loans to total loans	1.78%	1.26%	0.10%	0.05%	0.11%
Allowance for loan losses to total loans	3.86%	2.82%	1.64%	1.25%	1.22%
Net charge-offs to average loans	4.94%	1.49%	0.03%	0.04%	0.06%

(1) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(2) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

CFC SELECTED QUARTERLY FINANCIALS

(Dollars in thousands, except per share data)	3Q2024	2Q2024	1Q 2024	4Q2023	3Q2023
	As of and for the Quarter Ended				
Statement of Income Data:					
Total interest income	$ 105,079	$ 97,487	$ 90,472	$ 88,243	$ 88,331
Total interest expense	32,892	31,250	29,536	28,586	26,102
Provision for credit losses	70,257	62,325	83,158	60,789	27,253
Net interest income after provision for credit losses	1,930	3,912	(22,222)	(1,132)	34,976
Total noninterest income	80,068	69,918	86,955	64,694	34,579
Total noninterest expense	65,616	58,809	56,018	51,703	56,501
Provision for income taxes	2,926	3,425	1,915	2,847	2,784
Net Income	13,456	11,596	6,800	9,012	10,270
Balance Sheet Data:					
Cash and cash equivalents	$ 484,026	$ 487,245	$ 515,128	$ 483,128	$ 474,946
Investment securities	48,620	49,213	50,090	150,364	141,489
Loans	3,418,832	3,326,460	3,199,554	3,026,092	2,967,035
Allowance for loan losses	(170,263)	(147,914)	(139,258)	(116,958)	(101,085)
Total assets	4,065,821	3,961,546	3,865,258	3,753,366	3,678,265
Interest-bearing deposits	3,047,861	2,949,643	2,888,867	2,735,161	2,637,914
Noninterest-bearing deposits	579,427	593,789	574,112	625,202	651,786
Total deposits	3,627,288	3,543,432	3,462,979	3,360,363	3,289,700
Core deposits [1]	3,190,869	3,528,339	3,447,864	3,342,004	3,269,082
Total borrowings	47,847	47,810	47,771	47,734	47,695
Total shareholders' equity	331,930	316,693	303,709	294,978	284,450
Share and Per Share Data: [2]					
Shares outstanding at end of period	13,543,282	13,453,805	13,407,320	13,304,339	13,302,449
Weighted average common shares outstanding–diluted	13,822,270	13,736,508	13,676,917	13,676,513	13,675,833
Book value per share	$ 24.51	$ 23.54	$ 22.65	$ 22.17	$ 21.38
Tangible book value per share [3]	24.51	23.54	22.65	22.17	21.38
Earnings per share – basic	1.00	0.86	0.51	0.68	0.77
Earnings per share – diluted	0.97	0.84	0.50	0.66	0.75
Performance Ratios:					
Return on average assets	1.34%	1.21%	0.73%	0.97%	1.13%
Return on average shareholders' equity	16.67%	15.22%	9.21%	12.35%	14.60%
Credit Quality Ratios:					
Nonaccrual loans to total loans	0.27%	0.24%	0.25%	0.24%	0.25%
Nonperforming assets to total assets	1.34%	1.34%	1.42%	1.43%	1.18%
Nonperforming assets to total loans and OREO	1.60%	1.60%	1.71%	1.78%	1.47%
Nonperforming loans to total loans	1.60%	1.60%	1.71%	1.78%	1.47%
Allowance for loan losses to total loans	4.98%	4.45%	4.35%	3.86%	3.41%
Net charge-offs to average loans	5.65%	6.57%	7.34%	5.92%	4.77%
Other Key Ratios:					
Yield on Loans Receivable	11.43%	11.23%	10.85%	10.71%	10.84%
Cost of Deposits	3.59%	3.58%	3.49%	3.36%	3.14%
Net Interest Margin	7.41%	7.13%	6.78%	6.61%	7.10%
Efficiency Ratio	43.10%	43.19%	37.88%	41.58%	58.36%
Loans Receivable to Deposits	94.46%	93.88%	92.42%	90.05%	90.19%
Cost of Funds	3.62%	3.60%	3.52%	3.39%	3.18%

(1) Core deposits are defined as all deposits excluding time and brokered deposits.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

COMMUNITY BANK LOAN PORTFOLIO STATISTICS

Significant CRE Loan Sub-Categories	Total Commitments	Weighted Average Seasoning (Months)	Weighted Average FICO Score[2]	Weighted Average LTV[3]	Weighted Average DSCR[4]
Apartments/multifamily	$395,643,835	36.9 Months	772.73	60.98%	2.54x
Hotels[1]	$155,629,798	43.4 Months	763.54	53.13%	2.71x
Retail/Strip mall	$152,643,000	39 Months	774.95	55.57%	3.52x
Conveniece Stores	$142,980,435	38.2 Months	784.23	54.37%	3.55x
Warehouse	$104,817,879	58.7 Months	790.31	55.14%	3.11x
Mixed Use	$98,762,650	53.1 Months	756.24	50.53%	3.22x
Mini Storage	$93,725,407	30.1 Months	786.54	55.53%	4.02x
Office - General[5]	$67,650,617	34.8 Months	769.03	56.06%	2.22x
Office - Professional[6]	$63,976,315	54.2 Months	771.72	55.12%	3.21x
Manufacturing	$35,799,163	79.6 Months	758.10	52.09%	2.15x
Loan Category	**Commitments**	**Weighted Average Seasoning (Months)**	**Weighted Average FICO Score[2]**	**Weighted Average LTV[3]**	**Weighted Average DSCR[4]**
Commercial Real Estate	$1,392,911,510	42.6 Months	772.19	56%	3.02x
C&I	$227,621,455	41.3 Months	762.93	36%	7.79x
Construction/Land	$226,577,733	19.9 Months	783.25	52%	10.04x

(1) The Bank's hotel portfolio predominantly consists of travel hotels/motels.

(2) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action.

(3) Loan to Value ("LTV") data is based on best available data. LTV at origination is used unless updated information was made available through an annual term loan review or other credit action.

(4) Debt Service Coverage Ratio ("DSCR") data is based on best available data. DSCR at origination is used unless updated information was made available through an annual term loan review or other credit action.

(5) Office - General is office space with desks, cubicles, etc..

(6) Office - Professional includes special purpose spaces such as for doctors, dentists, walk-in clinics, etc.

Most current data as of September 30, 2024 unless noted otherwise

OFFICE LOANS - COMMUNITY BANK

- Office loans are suburban properties
- Office loans are 2.3% of total loans outstanding and available loan commitments
- Average office loan size of $1.4 million as of September 30, 2024
- Total of 90 office loans as of September 30, 2024
- Total of $123.4 million in office loans outstanding and available loan commitments of $8.2 million as of September 30, 2024
- No delinquent office loans as of September 30, 2024

Occupancy Type



($ in millions)
$67.7
54.8%
$55.8
45.2%
Owner Occupied (OO)
Non-owner Occupied (NOO)

Loan to Value Ranges



(in millions)
$75.0
$50.0
$25.0
$—
$30.6
$55.5
$20.8
$16.5
$—
$—
0% - 50%
51% - 60%
61% - 70%
71% - 80%
81% - 90%
90% -100%
Loan to Value

Collateral Type



($ in millions)
$88.9 OO - 39.1%
72.0% NOO - 60.9%
$24.4 OO - 59.6%
19.7% NOO - 40.4%
$7.2 OO - 49.0%
5.9% NOO - 51.0%
$3.0 OO - 100.0%
2.4% NOO - 0.0%
Office - General
Law Office
Medical/Dental
Veterinary

Most current data as of September 30, 2024 unless noted otherwise

NON-GAAP RECONCILIATION –Net BaaS Loan Income Interest Margin

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans.

Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income.

Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest rate margin. The most directly comparable GAAP measure is net interest margin.

Reconciliations of the GAAP and non-GAAP measures are presented below.

	As of and for the Three Months Ended		
(dollars in thousands; unaudited)	September 30, 2024	June 30, 2024	September 30, 2023
Net BaaS loan income divided by average CCBX loans:			
CCBX loan yield (GAAP)[1]	17.35 %	17.77 %	17.05 %
Total average CCBX loans receivable	$ 1,552,443	$ 1,362,343	$ 1,309,380
Interest and earned fee income on CCBX loans (GAAP)	67,692	60,203	56,279
BaaS loan expense	(32,612)	(29,076)	(23,003)
Net BaaS loan income	$ 35,080	$ 31,127	$ 33,276
Net BaaS loan income divided by average CCBX loans[1]	8.99 %	9.19 %	10.08 %
Net interest margin, net of BaaS loan expense:			
CCBX interest margin[1]	9.64 %	9.05 %	9.66 %
CCBX earning assets	2,048,918	1,972,989	1,684,012
Net interest income	49,637	44,383	40,990
Less: BaaS loan expense	(32,612)	(29,076)	(23,003)
Net interest income, net of BaaS loan expense	$ 17,025	$ 15,307	$ 17,987
CCBX net interest margin, net of BaaS loan expense[1]	3.31 %	3.12 %	4.24 %

[1] Annualized for periods presented.

NON-GAAP RECONCILIATION – PPNR & Core Expense

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

Pre-tax, pre-provision net revenue ("PPNR") is presented to illustrate the impact of provision for income tax, provision for credit losses, BaaS credit and fraud indemnification income and BaaS loan expense have on net income. The most directly comparable GAAP measure is net income.

Core expenses is presented to illustrate the impact of BaaS loan expense and BaaS fraud expenses have on noninterest expense. The most directly comparable GAAP measure is noninterest expense.

(dollars in thousands, unaudited)	As of and for the Three Months Ended		
	September 30, 2024	June 30, 2024	September 30, 2023
Noninterest Expense excluding Baas loan expense and BaaS fraud expense ("Core expense")			
Total noninterest expense	$ 65,616	$ 58,809	$ 56,501
Less: BaaS loan expense	(32,612)	(29,076)	(23,003)
Less: BaaS fraud expense	(2,084)	(1,784)	(2,850)
Total noninterest expense exluding BaaS loan expense and BaaS fraud expense ("Core expense")	$ 30,920	$ 27,949	$ 30,648
Pre-tax, pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnification income and BaaS loan expense ("Core PPNR")			
Net income	$ 13,456	$ 11,596	$ 10,270
Plus: Provision for credit losses	70,257	62,325	27,253
Plus: Income tax expense	2,926	3,425	2,784
Less: Credit and fraud indemnification income	(72,192)	(62,610)	(28,776)
Plus: BaaS expense	34,696	30,860	25,853
Less: BaaS loan expense	$ (32,612)	$ (29,076)	$ (23,003)
Pre-tax,pre-provision net revenue, adjusted for indemnification income ("Core PPNR")	$ 16,531	$ 16,520	$ 14,381

NON-GAAP RECONCILIATION – Core Net Revenue

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

Core net revenue is presented to illustrate the impact of BaaS credit enhancements, BaaS fraud enhancements and BaaS loan expense have on revenue. The most directly comparable GAAP measure is revenue.

	As of and for the Three Months Ended				
(dollars in thousands, unaudited)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Revenue excluding BaaS credit enhancements, BaaS fraud enhancements and BaaS loan expense ("Core net revenue")					
Total net interest income	$ 72,187	$ 66,237	$ 60,936	$ 59,657	$ 62,229
Total noninterest income	80,068	69,918	86,955	64,694	34,579
Total Revenue	$ 152,255	$ 136,155	$ 147,891	$ 124,351	$ 96,808
Less: BaaS credit enhancements	(70,108)	(60,826)	(79,808)	(58,449)	(25,926)
Less: BaaS fraud enhancements	(2,084)	(1,784)	(923)	(779)	(2,850)
Less BaaS loan expense	(32,612)	(29,076)	(24,837)	(24,310)	(23,003)
Total revenue excluding BaaS credit enhancements, BaaS fraud enhancements and BaaS loan expense ("Core net revenue")	$ 47,451	$ 44,469	$ 42,323	$ 40,813	$ 45,029